UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 2, 2011

AFFYMAX, INC.

(Exact name of registrant as specified in charter)

Delaware	001-33213	77-0579396
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

4001 Miranda Avenue
Palo Alto, California 94304

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 812 -8700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On March 2, 2011, Mr. R. Lee Douglas, currently a Class II director of Affymax, Inc. (the “Company”) whose three year term expires at the 2011 annual meeting of stockholders, informed the Company that he would not seek re-election.  The Board determined not to nominate an alternative candidate at the upcoming election of directors.

(e)          On March 2, 2011, the Board approved an amendment of the Company’s 2006 Equity Incentive Plan (the “Plan) and existing option grants to members of the Board who are not employees of the Company to allow a 24 month post-termination exercise period (or such longer or shorter period as specified in the option grant) for all options granted to such directors.  In addition, the Board amended the Plan to increase the non-discretionary non-statutory stock options granted to non-employee directors as follows:  (i) upon joining the Board after the date of this amendment, such director shall be automatically granted a non-statutory stock option to purchase 20,000 shares of common stock with an exercise price equal to the fair market value of our common stock on the date of grant, and (ii) on the date of each annual meeting of our stockholders, each non-employee director would receive an automatic grant to purchase 12,000 shares of common stock with an exercise price equal to the fair market value on the date of grant.

Effective March 4, 2011 in connection with the appointment of Herb Cross to the position of Chief Financial Officer, he will receive salary of $300,000 and be eligible for a target bonus of up to 35% of base salary based on performance (combined weighting of 75% on achievement of corporate objectives and 25% on individual objectives).  In addition, Mr. Cross was granted an option for 50,000 shares at an exercise price of $6.23 per share, the closing price of the Company’s common stock as reported by the NASDAQ global market the day of grant, March 4, 2011.

Further, the Board authorized a modification to the terms of the employment agreement with Mr. Cross so that in the event of a change of control of the Company and involuntary termination within 12 months, Mr. Cross will receive the following severance benefits: (i) a lump sum cash payment equal to 12 months of his then current annual base salary, (ii) a lump sum cash payment equal to one (1) times his annual target bonus potential for the year in which the acquisition occurs in addition to the other severance benefits provided under his existing employment agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AFFYMAX, INC .

Dated: March 7, 2011	By:	/s/ Grace U. Shin
Grace U. Shin
General Counsel